UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On January 31, 2008, the Board of Directors (“Board”) of THQ Inc. (“THQ” or the “Company”) appointed Colin Slade as Chief Financial Officer and Executive Vice President, effective as of February 29, 2008.

Since 2000, Mr. Slade has served as senior vice president and chief financial officer of Tektronix, Inc., a $1 billion revenue test and measurement company.  Prior to serving as senior vice president and CFO of Tektronix, Inc., Mr. Slade served in various financial management roles at that company, including vice president and corporate controller.  Tektronix, Inc. was listed on the New York Stock Exchange until acquired by Danaher Corporation in November 2007.  He has also held key positions at Graphic Software Systems, Inc. and Price WaterhouseCoopers, a leading accounting firm.  Mr. Slade is a board member of AMI Semiconductor (NASDAQ:AMIS) and a member of the University of Oregon Foundation Board of Trustees.  He received his B.S. in Accounting and Qualitative methods from the University of Oregon and is a CPA, certified in Oregon.

The text of the Company’s press release announcing Mr. Slade’s appointment is filed with this report as Exhibit 99.1.

Compensation Arrangement of Chief Financial Officer

The following are the material elements of Mr. Slade’s compensation arrangement with THQ:

Base salary:           $440,000 per year

Annual Cash

Bonus

Opportunity:                           75% target bonus.  The bonus will be based upon achievement of certain quantitative and qualitative performance measures, as further described in the Company’s proxy statement dated July 5, 2007, as filed with the Securities and Exchange Commission for the Company’s 2007 annual stockholders’ meeting.

For fiscal year 2009, 50% of the target bonus is guaranteed and will be paid out on February 29, 2008.  This portion of the bonus will be considered a non-refundable draw from the final fiscal year 2009 bonus.

Equity Grants:                  150,000 stock options will be granted to Mr. Slade at the first regularly scheduled meeting of the compensation committee of the Board after February 29, 2008.  The options will be priced at the closing price of THQ’s stock as of such grant date.

15,000 PARSUs will be awarded to Mr. Slade during the regular annual grant schedule for executive officers of the Company.

Post Employment

Compensation:                Mr. Slade will be eligible to participate in the severance plans offered to other executive officers of the Company, including the Company’s severance agreement and the Company’s change-in-control severance agreement.  Additionally, if Mr. Slade is terminated within the first 12 months of his employment, he will be paid his annual target bonus.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Description

	99.1	Press Release dated February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, THQ has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ James M. Kennedy
Date: February 6, 2008		James M. Kennedy
Executive Vice President,
Business & Legal Affairs

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated February 4, 2008.